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                                                                   EXHIBIT 10.23

                              MEDICALCONTROL, INC.
               2000 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN


                                ARTICLE I GENERAL

1.1. PURPOSE. The purpose of the Plan is to promote the interests of the Company and its stockholders by attracting, retaining and providing an incentive to Non-Employee Directors through the acquisition of an equity interest in the Company and an increased personal interest in its performance. This purpose will be served by providing an opportunity for Non-Employee Directors to elect to receive Common Stock in lieu of Director's Fees.

1.2. ADOPTION AND TERM. The Plan has been approved by the Board and shall become effective as of March 28, 2000 (the "Effective Date") subject to shareholder approval at the Annual Meeting of Shareholders held in 2000. The Plan shall terminate without further action upon the earlier of (a) the tenth anniversary of the effective date, and (b) the first date upon which no shares of Common Stock remain available for issuance under the Plan.

1.3. DEFINITIONS. As used herein the following terms have the following meanings:

(a) "Board" means the Board of Directors of the Company.

(b) "Common Stock" means the common stock, $0.01 per value, of the Company.

(c) "Company" means MedicalControl, Inc., a Delaware corporation, and any successor thereto.

(d) "Compensation Year" means each calendar year or portion thereof during which the Plan is in effect.

(e) "Director" means a member of the Board.

(f) "Director's Fees" means the dollar value of the fees that the Non-Employee Director would be entitled to receive for attending meetings of the Board or any committee of the Board.

(g) "Market Value" means, as of any given date, (i) if the Common Stock is listed on The Nasdaq SmallCap Market or one or more national securities exchanges, the last reported sales price on the date in question, or, if such security shall not have been traded on such principal exchange on such date, the last reported sales price on the first day prior thereto on which such security was so traded; and (ii) if the Common Stock is not listed on The Nasdaq SmallCap Market or a national securities exchange, the market value of the Common Stock as reasonably determined by the Board.

(h) "Non-Employee Director" means a Director who is not an employee of the Company or an affiliate.

(i) "Non-Employee Director Notice" means a written notice delivered in accordance with Section 4.1.

(j) "Plan" means this MedicalControl, Inc. 2000 Non-Employee Director Stock Compensation Plan, as it may hereafter be amended from time to time.

1.4. SHARES SUBJECT TO THE PLAN. The shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock or treasury shares and, subject to adjustment as provided in Section 5.1 hereof, the aggregate amount of such stock which may be issued or subject to Stock Options issued hereunder shall not exceed 100,000.

                           ARTICLE II. ADMINISTRATION

The Board shall administer the Plan. Subject to the provisions of the Plan, the Board shall interpret the Plan, promulgate, amend, and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Board shall be final and conclusive.


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                           ARTICLE III. PARTICIPATION

Each Non-Employee Director shall participate in the Plan on the terms and conditions hereinafter set forth.

                       ARTICLE IV. NOTICE OF PARTICIPATION

4.1. NON-EMPLOYEE DIRECTOR NOTICE. A Non-Employee Director may file with the Secretary of the Company or other designee of the Board, at any time prior to December first of the calendar year prior to any Compensation Year, and at such other times as the Board may approve, a Non-Employee Director Notice making an election to receive his or her Director's Fee payment in the form of Common Stock. If a Non-Employee Director does not timely file an election, he or she shall receive the Director's Fee payment in cash. Notwithstanding the foregoing, elections with respect to the 2000 Compensation Years and elections by newly elected or appointed Non-Employee Directors may be made during the Compensation Years to which such elections relate. Once filed, a Non-Employee Director Notice is irrevocable with respect to the initial Compensation Year to which it relates and will be effective and irrevocable for all subsequent Compensation Years until another Non-Employee Director Notice is filed by such director in accordance with the procedure described in the first sentence of this Section 4.1.

4.2 DIRECTOR'S MEETING FEE. Each Non-Employee Director who has duly filed a Non-Employee Director Notice in accordance with Section 4.1 with respect to a Compensation Year and elected to receive his or her Director's Fee payment in the form of Common Stock shall receive as of the first business day in January of the next following Compensation Year a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of the Director's Fee payment for the Compensation Year by (ii) the Market Value of the Common Stock per share on such day. Cash shall be paid in lieu of any fractional shares.

                            ARTICLE V. MISCELLANEOUS

5.1. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. The number and kind of shares available for issuance under the Plan shall be appropriately adjusted to prevent dilution or enlargement of rights by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the shares issuable under the Plan.

5.2. AMENDMENT AND TERMINATION. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the affirmative approval of the shareholders of the Company, increase the number of shares of Common Stock available for issuance hereunder or make any other amendment which requires shareholder approval under any applicable law. The Board shall have the right and the power to terminate the Plan at any time. No amendment or termination of the Plan may, without the consent of the Non-Employee Director, adversely affect the right of such Non-Employee Director with respect to any Stock Options then outstanding.

5.3. REQUIREMENTS OF LAW. The issuance of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

5.4. NO GUARANTEE OF MEMBERSHIP. Nothing in the Plan shall confer upon a Non-Employee Director any right to continue to serve as a Director.

5.5 CONSTRUCTION. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.



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